Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

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We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2018 Elanco Stock Plan of our reports dated March 1, 2021, with respect to the consolidated and combined financial statements of Elanco Animal Health Incorporated and the effectiveness of internal control over financial reporting of Elanco Animal Health Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, Indiana

August 9, 2021